Exhibit 99.2

The Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This presentation includes forward - looking statements that are made pursuant to the “ safe harbor ” provisions of the Private Securities Litigation Reform Act of 1995 . while these statements are made to convey to the public the company ’ s progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward - looking statements represent management's opinion . Whereas management believes such representation to be true and accurate, based on information and data available to the company at this time, actual results may differ materially from those described . The company's operations and business prospects are always subject to risk and uncertainties . Important factors that may cause actual results to differ are set forth in the company ’ s periodic filings with the US Securities and Exchange Commission . 1

FY Expenses and Revenues 2 0.0 5.0 10.0 15.0 20.0 25.0 30.0 0.0 5.0 10.0 15.0 20.0 25.0 30.0 FY08 FY09 FY10 FY11 FY12 Expenses and Revenues ($M) Operating expense minus non-cash COGS minus non-cash Revenues Amneal/Quinnova Eloquest

3 Dermatology Units Sold through US Partners Trade Units Sold Projected

Partners and Clinical Strategy 4 Partners SKU’ S Call Points Innovacyn 40+ Animal Health International 20+ Hospital and Pharmacies Amneal 3+ Derm RX Eloquest Healthcare 6 Hospital / Acute Care Onset Therapeutics 2 Derm RX Device Development Site Selection Clinical Study Top Line Data Reduction of Scar Drug Development Pre - Clinical IND Phase I/II Phase 3 NDA Surgical Use Acne (In discussions with Amneal /Quinnova ) Device Development IRB Site Selection Pat ient Enrollment Completion Approval Cost Effective Study 4

Microcyn “Scar Management” Trial Design 5 A Double - blind, Randomized Study to Determine the Substantial Equivalence of Microcyn Scar Management Hydrogel, vs. Kelo - cote® Scar Gel for Management of Scars . Study Design: x 40 Adult subjects with Hypertrophic or Keloid Scars x 3x - daily dosing for 8 - wks, followed by 8 - wks of follow - up x Comparison between two devices (FDA required) x Investigators Assessment of Characteristics of Scar